Exhibit 10.1

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

RECURSION PHARMACEUTICALS, INC.,

AND

EACH OF THE PURCHASERS

AS SET FORTH HEREIN

OCTOBER 24, 2022

TABLE OF CONTENTS

1.	Definitions		1

2.	Purchase and Sale of		6
	2.1	Purchase and Sale	6
	2.2	Closing	6

3.	Representations and Warranties of the Company		6
	3.1	Organization and Power	6
	3.2	Capitalization	7
	3.3	Registration Rights	7
	3.4	Authorization	7
	3.5	Valid Issuance	8
	3.6	No Conflict	8
	3.7	Consents	8
	3.8	SEC Filings; Financial Statements	8
	3.9	Absence of Changes	9
	3.10	Absence of Litigation	9
	3.11	Compliance with Law; Permits	9
	3.12	Intellectual Property	10
	3.13	Employee Benefits	11
	3.14	Taxes	11
	3.15	Environmental Laws	11
	3.16	Title	12
	3.17	Insurance	12
	3.18	Nasdaq Stock Market	12
	3.19	Sarbanes-Oxley Act	13
	3.20	Clinical Data and Regulatory Compliance	13
	3.21	Compliance with Healthcare Laws	13
	3.22	Accounting Controls and Disclosure Controls and Procedures	14
	3.23	Price Stabilization of Class A Common Stock	14
	3.24	Investment Company Act	15
	3.25	General Solicitation; No Integration or Aggregation	15
	3.26	Brokers and Finders	15
	3.27	Reliance by the Purchasers	15
	3.28	No Disqualification Events	15
	3.29	Anti-Bribery and Anti-Money Laundering Laws	15
	3.30	Cybersecurity	16
	3.31	Compliance with Data Privacy Laws	17
	3.32	Transactions with Affiliates and Employees	17
	3.33	Shell Company Status	17
	3.34	OFAC	17
	3.35	Well-Known Seasoned Issuer	18
	3.36	No Additional Agreements	18
	3.37	No Other Representations or Warranties	18

i

4.	Representations and Warranties of Each Purchaser		18
	4.1	Organization	18
	4.2	Authorization	18
	4.3	No Conflict	19
	4.4	Consents	19
	4.5	Residency	19
	4.6	Brokers and Finders	19
	4.7	Investment Representations and Warranties	19
	4.8	Intent	20
	4.9	Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks	20
	4.10	Tax Advisors	21
	4.11	Shares Not Registered; Legends	21
	4.12	Placement Agents	22
	4.13	Reliance by the Company	22
	4.14	No General Solicitation	22
	4.15	No Reliance	23
	4.16	Access to Information	23
	4.17	Certain Trading Activities	23
	4.18	Disqualification Event	24

5.	Covenants		24
	5.1	Further Assurances	24
	5.2	Listing	25
	5.3	Disclosure of Transactions	25
	5.4	Integration	25
	5.5	Subsequent Equity Sales	26
	5.6	Use of Proceeds	26
	5.7	Removal of Legends	26
	5.8	Furnishing of Information	27
	5.9	Equal Treatment of Purchasers	27
	5.10	Blue Sky Laws	27

6.	Conditions of Closing		28
	6.1	Conditions to the Obligation of the Purchasers	28
	6.2	Conditions to the Obligation of the Company	30

7.	Termination		30

8.	Miscellaneous Provisions		31
	8.1	Public Statements or Releases	31
	8.2	Interpretation	31
	8.3	Notices	31
	8.4	Severability	32
	8.5	Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury	32
	8.6	Waiver	33
	8.7	Expenses	33

ii

8.8	Assignment	33
8.9	Confidential Information	33
8.10	Reliance by and Exculpation of Placement Agents	34
8.11	Third Parties	35
8.12	Independent Nature of Purchasers’ Obligations and Right	35
8.13	Counterparts	36
8.14	Entire Agreement; Amendments	36
8.15	Survival	36
8.16	Additional Matters	36
8.17	Waiver of Conflicts	36
8.18	Purchaser Limitation of Liability	37

Schedule I – Supplemental Information

Exhibits

Exhibit A Purchasers	A-1

Exhibit B Form of Lock Up Agreement	4

Exhibit C Form of Registration Rights Agreement	C-1

iii

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of October 24, 2022, by and between Recursion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, a “Purchaser” and together, the “Purchasers”).

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, Shares of the Company as more fully described in this Agreement; and

WHEREAS, contemporaneously with the sale of the Shares (as defined below), the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Purchaser, severally and not jointly, agree as follows:

1.    Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“2022 SEC Reports” shall mean (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and (b) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after December 31, 2021, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the recitals hereof.

“Amended and Restated Bylaws” shall mean the Bylaws of the Company, as in effect on the date hereof.

“Amended and Restated Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as in effect on the date hereof.

“Benefit Plan” or “Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for employees or former employees.

“Board of Directors” shall mean the board of directors of the Company.

“CCPA” has the meaning set forth in Section 3.32 hereof.

“Class A Common Stock” shall mean Class A common stock of the Company, par value $0.00001 per share.

“Class B Common Stock” shall mean the Class B common stock of the Company, par value $0.00001 per share.

“Closing” shall mean each of the First Closing and the Second Closing.

“Closing Date” shall mean each of a first closing of the purchase and sale of Shares to occur on or before October 27, 2022 or promptly thereafter (the “First Closing”), or such other date(s) as mutually agreed by the Company and the applicable Purchasers, or a second closing of the purchase and sale of Shares to occur on a date mutually agreed by the Company and the applicable Purchasers (the “Second Closing”).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the Class A Common Stock and the Class B Common Stock.

“Common Stock Equivalents” shall mean any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the recitals hereof.

“Confidential Data” has the meaning set forth in Section 3.3 hereof.

“Covered Person” has the meaning set forth in Section 3.28 hereof.

“Disclosure Document” has the meaning set forth in Section 5.3 hereof.

“Disqualification Event” has the meaning set forth in Section 3.28 hereof.

“Drug Regulatory Agency” shall mean the FDA or other comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug products and drug product candidates.

“Environmental Laws” has the meaning set forth in Section 3.15 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FDCA” shall mean the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and any regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.

“GAAP” has the meaning set forth in Section 3.8(b) hereof.

“GDPR” has the meaning set forth in Section 3.31 hereof.

“Governmental Authorizations” has the meaning set forth in Section 3.11 hereof.

“Health Care Laws” shall mean: (i) all applicable federal, state, local and foreign laws relating to the development, pre-clinical testing, nonclinical testing, manufacture, production, analysis, pharmacovigilance, adverse event reporting, distribution, importation, exportation, use, handling, quality, sale or promotion of any drug or biologic, including the FDCA and the PHSA (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) the antifraud provisions of HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof, in each case excluding Privacy Requirements.

“HIPAA” has the meaning set forth in Section 3.31 hereof.

“Intellectual Property” shall mean all intellectual property and industrial property rights and rights in proprietary confidential information of every kind and description throughout the world, including all U.S. and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (ii) trademarks, service marks, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable subject matter, (iii) rights in computer programs (whether in source code, object code, or other form), algorithms and implementations thereof, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”), (iv) trade secrets and all other proprietary confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies, and (v) all applications and registrations, and any renewals, extensions and reversions, for the foregoing.

“IT Systems” has the meaning set forth in Section 3.31 hereof.

“Lock-Up Agreement” has the meaning set forth in Section 5.5 hereof.

“Lock-Up Period” has the meaning set forth in Section 5.5 hereof.

“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, prospects, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement or with respect to the Closing or would reasonably be expected to do so.

“National Exchange” shall mean any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.31 hereof.

“PHSA” shall mean the Public Health Service Act (42 U.S.C. Section 201 et seq.) and any regulations promulgated thereunder.

“Placement Agents” shall mean Morgan Stanley & Co. LLC, Berenberg Capital Markets LLC, KeyBanc Capital Markets Inc. and Needham & Company LLC, whom the Company has engaged as its exclusive Placement Agents in connection with the placement of the Shares.

“Privacy Requirements” has the meaning set forth in Section 3.32 hereof.

“Privacy Statements” has the meaning set forth in Section 3.32 hereof.

“Process” or “Processing” has the meaning set forth in Section 3.32 hereof.

“Purchaser” and “Purchasers” have the meanings set forth in the recitals hereof.

“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(j) hereof.

“Regulatory Agencies” has the meaning set forth in Section 3.20 hereof.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.8(a) hereof.

“Securities Act” has the meaning set forth in the recitals hereof.

“Shares” shall mean the shares of Class A Common Stock purchased by each Purchaser pursuant to this Agreement.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Class A Common Stock).

“Tax” or “Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Transaction Agreements” shall mean this Agreement, the Registration Rights Agreement and the Lock-Up Agreements.

“Transfer Agent” shall mean, with respect to the Class A Common Stock, American Stock Transfer & Trust Company, LLC, or such other financial institution that provides transfer agent services as proposed by the Company and consented to by the Purchasers, which consent shall not be unreasonably withheld.

“Trustee” shall mean U.S. Bank Trust Company, National Association.

“Willful Breach” has the meaning set forth in Section 7 hereof.

2.    Purchase and Sale of Shares.

2.1    Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of 15,336,734 Shares. The purchase price per Share shall be $9.80 per share. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, that number of Shares in exchange for the consideration, each as set forth opposite such Purchaser’s name on Exhibit A.

2.2    Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the Closing shall occur remotely via the exchange of documents and signatures on the Closing Date. At the Closing, Shares shall be issued and registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Purchasers at least one business day prior to the Closing, to an account to be designated by the Company, provided that where requested in writing by a Purchaser, such funds may follow the receipt by such Purchaser of a copy of a stock certificate or the records of the Company’s Transfer Agent showing the Purchaser as the owner of the number of Shares to be purchased by such Purchaser at such Closing as set forth in Exhibit A. On the Closing Date, the Company will issue the Shares in the form of a stock certificate or in book-entry form, in each case free and clear of all restrictive and other legends (except as expressly provided in Section 4.11 hereof) and shall provide a copy of such stock certificate or evidence of such issuance from the Company’s Transfer Agent as of the Closing Date to each Purchaser. The failure of the Closing to occur on the Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder.

3.    Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers and the Placement Agents that the statements contained in this Section 3 are true and correct as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1    Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has only the following subsidiaries: Recursion Canada Inc. (Canada), CereXis, Inc. (United States), and Recursion Pharmaceuticals GMBH (Germany). Each of the Company’s subsidiaries is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on their business as now conducted and to own or lease its properties. Each of the Company’s subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where such failure to be in good standing or to so qualify would not reasonably be expected to have a Material Adverse Effect.

3.2    Capitalization. The authorized capital stock of the Company consists of 1,989,032,117 shares of Class A Common Stock, 10,967,883 shares of Class B Common Stock and 200,000,000 shares of preferred stock, each par value $0.00001 per share. The Company’s issued and outstanding capital stock is as set forth in the most recent 2022 SEC Report containing such disclosure as of the date indicated in such 2022 SEC Report (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans, in each case, referred to in the 2022 SEC Reports or pursuant to the exercise of convertible securities or options or the vesting of restricted stock units referred to in the 2022 SEC Reports). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived. Except as described in the SEC Reports, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character that are required to be disclosed in the SEC Reports under which the Company is or may be obligated to issue any equity securities of any kind.

3.3    Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the 2022 SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired, and any such existing registration rights have been satisfied or waived with respect to the registration statement contemplated by the Registration Rights Agreement.

3.4    Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements, and the consummation of the transactions contemplated herein has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser and that this Agreement constitutes the legal, valid and binding agreement of each Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”). Upon its execution by the Company and the other parties thereto and, assuming that it constitutes a legal, valid and binding agreement of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.5    Valid Issuance. (A) The Shares being purchased by the Purchasers hereunder, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). (B) Subject to the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the offer and sale of the Shares to the Purchasers is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6    No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares and the consummation of the other transactions contemplated hereby will not (a) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (b) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to a right of termination, cancellation, amendment, anti-dilution or similar adjustments, or acceleration of any obligation, a change of control right or to a loss of a benefit (with or without notice or lapse of time or both) under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets or to the Company’s subsidiaries and their respective properties and assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization (including the National Exchange) to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7    Consents. Assuming the accuracy of the representations and warranties of the Purchasers, no consent, approval, authorization, filing with or order of or registration with, any court, governmental agency or body or self-regulatory organization (including the National Exchange) is required in connection with the transactions contemplated herein, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, or (c) may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Shares by the Company in the manner contemplated herein or such that the failure of which to obtain would not have a Material Adverse Effect.

3.8    SEC Filings; Financial Statements.

(a)    The Company has filed or furnished, as applicable, in a timely manner all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act for the year preceding the date hereof (the “SEC Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the latest time they were filed, amended, or superseded, as applicable, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 3.8, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. There are no material outstanding or unresolved comments in comments letters from the staff of the SEC with respect to any of the SEC Reports.

(b)    The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such Financial Statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9    Absence of Changes. Except as otherwise stated or disclosed in the 2022 SEC Reports filed at least one business day prior to the date hereof, since December 31, 2021, (a) the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and (b) there has not been any Material Adverse Effect.

3.10    Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened in writing by or before any governmental body against the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor, to the knowledge of the Company, any director or officer thereof, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.

3.11    Compliance with Law; Permits. None of the Company or any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any applicable laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.

The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had or is not reasonably expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to have a Material Adverse Effect.

3.12    Intellectual Property. The Company or one of its subsidiaries owns all Intellectual Property owned or purported to be owned by (including registered to or applied-for in the name of) the Company and its subsidiaries. To the Company’s knowledge, the Company and its subsidiaries own or possess, or have valid rights to use all Intellectual Property reasonably necessary for or material to the conduct of their respective businesses as presently conducted (including as described in the 2022 SEC Reports, “Company Intellectual Property”). The registered Company Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. Except as described or referred to in the 2022 SEC Reports and except for standard non-exclusive end-user license agreements and other non-exclusive licenses thereto, the Company has not granted any material liens, security interests or other encumbrances to or on any Company Intellectual Property, and is not subject to any orders, writs, injunctions, decrees, settlements or other agreements that restrict in any material respect the use, registration, or enforcement by the Company or its subsidiaries of any Intellectual Property. The Company has not received any written communication that would put the Company on notice, and the Company is not otherwise aware through its own efforts or means, that there is any infringement by third parties of any material Company Intellectual Property. The conduct of the Company’s and its subsidiaries’ respective businesses as contemplated, and to the Company’s knowledge as currently contemplated to be conducted with respect to existing product candidates, does not infringe, misappropriate, or violate the Intellectual Property rights of others in any material respect. No action, suit, or other proceeding is pending or is threatened in writing: (A) challenging the Company’s or subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any registered Company Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property rights of others. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which rights in the Company Intellectual Property have been licensed or otherwise granted to the Company or any of its subsidiaries, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Company Intellectual Property. The Company and its subsidiaries have taken reasonable steps to protect, maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure, confidentiality, and invention assignment agreements and invention assignments with their employees, consultants and contractors who were involved in, or who contributed to, the creation or development of Company Intellectual Property, and to the Company’s knowledge, (i) no person is or has been in breach of any such agreements in any material respect, and (ii) there has been no unauthorized use of or access to any confidential Company Intellectual Property that has, or would reasonably be expected to have, an adverse effect on the proprietary rights therein.

The Company and its subsidiaries have not delivered, licensed or made available (and have no duty or obligation, whether present, contingent, or otherwise) to deliver, license or make available, the source code for any material Software included in the Company Intellectual Property to any third party (other than employees and service providers on an as-needed basis to develop and maintain such Software), and (iii) no such material Software is subject to the terms of any “open source” or other similar license that provides for any source code of the Software to be disclosed, licensed, publicly distributed, or dedicated to the public as a result of the manner such Software is currently exploited or intended to be exploited by the Company and its subsidiaries.

3.13    Employee Benefits. Except as would not be reasonably expected to have a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company is in compliance with all applicable federal, state, local and foreign laws, rules and regulations regarding employment and employment practices, terms and conditions of employment and wages and hours, except for any failures to comply that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.14    Taxes. The Company and its subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal income tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any material federal, state and foreign income and other tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect.

3.15    Environmental Laws. The Company and its subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any of its subsidiaries has received since January 1, 2022, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any of its subsidiaries is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or its subsidiaries’ compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or its subsidiaries has received since January 1, 2022, any written notice or other communication relating to property owned or leased at any time by the Company or its subsidiaries, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any of its subsidiaries is not in compliance with or violated any Environmental Law relating to such property. The Company has no material liability under any Environmental Law.

3.16    Title. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects, except as disclosed in the 2022 SEC Reports, or which do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be. None of the Company or any of its subsidiaries owns any real property.

3.17    Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its properties and assets and the properties and assets of its subsidiaries, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2022, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18    Nasdaq Stock Market. The Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Global Select Market under the symbol “RXRX”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by The Nasdaq Stock Market, LLC or the SEC, respectively, to prohibit or terminate the listing of the Class A Common Stock on the Nasdaq Global Select Market or to deregister the Class A Common Stock under the Exchange Act. The Company has taken no action as of the date hereof that is designed to terminate the registration of the Class A Common Stock under the Exchange Act. The Company has not, in the twelve months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Global Select Market and the Company is in compliance with all such listing and maintenance requirements.

3.19    Sarbanes-Oxley Act. The Company is, and since March 22, 2021 has been, in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20    Clinical Data and Regulatory Compliance. The Company and its subsidiaries have each operated in, and currently are, in compliance in all material respects with all applicable rules and regulations of any Drug Regulatory Agency or other federal, state or local governmental entity, or any Institutional Review Board (collectively, the “Regulatory Agencies” and each individually a “Regulatory Agency”) having jurisdiction over drugs or biological products as those terms are defined by the FDCA and the PHSA. Without limiting the generality of the foregoing, the preclinical tests and clinical trials, and any other studies being conducted by the Company and its subsidiaries with respect to any pharmaceutical or biopharmaceutical product (collectively, “Studies” and each individually a “Study”) were and, if still pending, are being conducted in all material respects in accordance with applicable protocols, laws and regulations, and the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by any Regulatory Agency for the conduct of any Studies described in, or the results of which are referred to in, the 2022 SEC Reports. Neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination or suspension of any clinical trials that are described or referred to in the 2022 SEC Reports and, to the knowledge of the Company and its subsidiaries, no such action by a Regulatory Agency is being considered. All reports of results from any Study that is described or referred to in the 2022 SEC Reports are accurate and complete in all material respects and fairly present the data derived from the relevant Study, and the Company and its subsidiaries have no knowledge of any other Studies the results of which the Company reasonably believes are inconsistent with, or otherwise call into question, the results described or referred to in the 2022 SEC Reports. To the knowledge of the Company, no event has occurred that has materially and adversely affected the integrity, in the aggregate, of data or other results collected or otherwise obtained in connection with clinical trials, nonclinical research or manufacturing activities conducted by or on behalf of the Company, on the overall conclusions in any such trial or research with respect to the Company’s product candidates. Additionally, neither the Company nor, to the Company’s knowledge, any officer, employee, or agent of the Company, has (a) failed to disclose a material fact required to be disclosed to any Regulatory Agency, (b) made an untrue statement of a material fact or fraudulent statement to any Regulatory Agency, or (c) has committed any act, made any statement or failed to make any statement that would provide a basis for the FDA or any other Regulatory Agency to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or other similar policies or Laws.

3.21    Compliance with Healthcare Laws. The Company and its subsidiaries are, and at all times have been, in compliance with all Health Care Laws in all material respects and to the extent applicable to the Company’s current business and investigational product candidates. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. To the Company’s knowledge, no clinical trial site conducting a clinical trial sponsored by or on behalf of the Company or any of its subsidiaries, has undergone, or is undergoing any inspection related to any Company product candidate and, to the Company’s knowledge, none of its contract manufacturers, with respect to the Company’s products, has received any FDA Form 483s, warning letters, other similar correspondence or written notice from the FDA or any other Regulatory Agency alleging or asserting material noncompliance with any applicable Health Care Laws. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none of the Company, any of its subsidiaries or any of their respective employees, officers, directors, or, to the knowledge of the Company, agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

3.22    Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the 2022 SEC Reports, the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law). The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.23    Price Stabilization of Class A Common Stock. Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock.

3.24    Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.25    General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the Shares sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Select Market.

3.26    Brokers and Finders. Other than the Placement Agents, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement. Except for compensation to be owed to the Placement Agents, no commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Agreements.

3.27    Reliance by the Purchasers. The Company acknowledges that each of the Purchasers will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.28    No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). Other than the Placement Agents, the Company is not aware of any Person (other than any Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares pursuant to this Agreement.

3.29    Anti-Bribery and Anti-Money Laundering Laws. For the past five years, each of the Company, each of its subsidiaries and any of their respective officers, directors, supervisors, managers, employees, and to the Company’s knowledge, agents, affiliates, or other persons associated with or acting on behalf of the Company or any of its subsidiaries, has been in compliance with, and its participation in the offering will not violate, any (a) anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, and any other applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including or

(b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, and the Bank Secrecy Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

3.30    Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, Software, websites, applications, and databases owned, controlled, or otherwise relied upon by the Company and its subsidiaries (collectively, “IT Systems”) are adequate in all material respects in capacity and operation for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. The IT Systems are free and clear of all material Trojan horses, time bombs, malware and other malicious code The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) and Personal Data (defined below) used, Processed (defined below) or maintained by or for the Company and its subsidiaries in connection with their businesses, and the integrity, availability continuous operation, redundancy and security of all IT Systems, including appropriate business continuity, incident response and disaster recovery plans and procedures. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an identified or identifiable individual; (iii) any information regarding an identified or identifiable individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in any identified or identifiable individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information,” “biometric information,” “biometric identifier” (or similar term) under the Privacy Requirements; and (vii) any other piece of information that alone, or combined with other information, allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to the Company’s knowledge, there have been no breaches, outages or unauthorized uses or Processing of or accesses to the Company’s IT Systems, Confidential Data, and Personal Data. The Company and its subsidiaries are presently, and at all prior times were, in compliance in all material respects with all applicable laws, statutes, and regulations (including state and federal) and all judgments and orders binding on the Company, applicable binding rules, guidance and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”), privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

3.31    Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in compliance in all material respects with all applicable Privacy Requirements regarding the Processing of Personal Data, including without limitation, as applicable, HIPAA, the California Consumer Privacy Act (“CCPA”), and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679). Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each of the Company and its subsidiaries has at all times since inception provided accurate notice of its privacy statements (“Privacy Statements”) then in effect to its customers, employees, third party vendors and representatives; and (ii) none of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Requirements. Neither the Company nor any of its subsidiaries: (i) has received written notice of any actual or potential material claim, complaint, proceeding, or regulatory proceeding against the Company or any of its subsidiaries or material liability of the Company or any of its subsidiaries under, or the Company’s or its subsidiaries’ actual or potential material violation of, any of the Privacy Requirements, including contractual obligations related to privacy or data security with respect to the Processing of Personal Data or Confidential Data, or the Company’s and its subsidiaries’ privacy statements; (ii) is currently conducting or subject to the conduct of, or paying for, in whole or in part, any material investigation, remediation, or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Requirement; or (iii) is a party to any material order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability under any Privacy Requirement, nor, to the Company’s knowledge, is any of the foregoing (i) through (iii) threatened.

3.32    Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

3.33    Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144 (i)(1) under the Securities Act.

3.34    OFAC. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized, or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute, or otherwise make available such proceeds to any subsidiaries, joint venture partners, or other Person to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions in any other manner that will result in a violation or in any other manner that is reasonably expected to result in a violation by any Person (including any Person known to the Company to be participating in the transaction, whether as underwriter, advisor, investor ) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with country or territory that is the subject of Sanction.

3.35    Well-Known Seasoned Issuer. (A) (i) At the time of filing its Registration Statement on Form S-3 (File No. 333-264845) (the “Registration Statement”), (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) as of the date hereof, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

3.36    No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.

3.37    No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in this Article III, with respect to the transactions contemplated by this Agreement, the Company (i) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (ii) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company. Notwithstanding the foregoing, in making the decision to invest in the Shares, the Purchasers will rely, and the Company agrees that the Purchasers may rely, on the information that has been provided in writing to Purchasers by the Company or on behalf of the Company, including the SEC Reports.

4.    Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with any other Purchaser, represents and warrants to the Company and the Placement Agents that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date:

4.1    Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2    Authorization. Such Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this

Agreement is genuine and the signatory has been duly authorized to execute the same on behalf of the Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

4.3    No Conflict. The execution, delivery and performance of the Transaction Agreements by such Purchaser, the purchase of the Shares in accordance with their terms and the consummation by such Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).

4.4    Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Shares and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

4.5    Residency. Such Purchaser’s offices in which its investment decision with respect to the Shares was made are located at the address immediately below such Purchaser’s name on Exhibit A.

4.6    Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.7    Investment Representations and Warranties. Each Purchaser hereby represents and warrants that, it as of the date hereof is, if an entity, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. Accordingly, each Purchaser acknowledges that the placement of the Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). Each Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Shares. Such Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.

4.8    Intent. Each Purchaser is aware that the sale of the Shares is being made in reliance on a private placement exemption from registration under the Securities Act and hereby represents and warrants that it is acquiring the Shares for its own account or for an account over which such Purchaser exercises sole discretion for another qualified institutional buyer or accredited investor. Each Purchaser is purchasing the Shares solely for investment purposes and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof. Notwithstanding the foregoing, if such Purchaser is purchasing the Shares as a fiduciary or agent for one or more investor accounts, such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Each Purchaser has no present arrangement to sell the Shares to or through any person or entity. Each Purchaser understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.

4.9    Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of such Purchaser or such Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), such Purchaser can protect such Purchaser’s own interests in connection with the transactions described in this Agreement. Each Purchaser acknowledges that such Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is able to fend for itself in the transactions contemplated herein, (iii) possesses the knowledge and experience in financial and business matters as to be able to as to be capable of evaluating the merits and risks of their investment in the Shares, (iv) is a sophisticated investor, experienced in investing in private placements of equity securities, capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (v) has exercised independent judgment in evaluating its participation in the purchase of the Shares and (vi) has the ability to bear the economic risks of its investment in the Shares and can afford the complete loss of such investment. Accordingly, each Purchaser acknowledges that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). Each Purchaser acknowledges that such Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), such Purchaser has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Purchaser. Each Purchaser is, at this time and in the foreseeable future, able to afford the loss of such Purchaser’s entire investment in the Shares and such Purchaser acknowledges specifically that a possibility of total loss exists.

4.10    Tax Advisors. Such Purchaser has had the opportunity to review with such Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Shares set forth opposite such Purchaser’s name on Exhibit A, where applicable, and the transactions contemplated by this Agreement. Such Purchaser acknowledges that Purchaser shall be responsible for any of such Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

4.11    Shares Not Registered; Legends. Such Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Purchaser understands that the Shares have not been registered under the Securities Act or any other applicable securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser acknowledges and agrees that the Shares being offered for resale in transactions not requiring registration under the Securities Act, and unless registered under the Securities Act or other applicable securities laws, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

Each Purchaser of Shares understands that the Shares may bear one or more legends in substantially the following form and substance:

“THESE SHARES ARE BEING OFFERED TO INVESTORS WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”). TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.”

In addition, the Shares may contain a legend regarding affiliate status of the Purchaser, if applicable.

4.12    Placement Agents. Each Purchaser hereby acknowledges and agrees that (a) each Placement Agent is acting solely as the Company’s Placement Agent in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and sale of the Shares and none of the Placement Agents nor any of their respective Affiliates has acted or is acting as an underwriter or in any other capacity and have not acted as financial advisor or fiduciary for such Purchaser and shall not be construed as a fiduciary or financial advisor for such Purchaser, the Company or any other Person in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and purchase of the Shares, (b) none of the Placement Agents nor any of their respective Affiliates, agents, representatives or counsel have made and do not make any representation or warranty, whether express or implied, of any kind or character, including any representation or warranty as to the quality or value of the Shares, and have not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Agreements or with respect to the Shares, nor is such advice or recommendation necessary or desired, (c) no disclosure or offering document has been prepared in connection with the offer and sale of the Shares by the Placement Agents or any of their respective Affiliates, agents, representatives or counsel, (d) none of the Placement Agents nor any of their respective Affiliates, agents, representatives or counsel have or will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Agreements, or the execution, legality, validity or enforceability (with respect to any Person) thereof, (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the transactions contemplated by this Agreement or (iii) the accuracy, completeness or adequacy of any information or materials furnished to such Purchaser in connection with the transactions contemplated by the Transaction Agreements, (d) none of the Placement Agents nor any of their respective Affiliates shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other Person), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith, (e) any of the Placement Agents and any of their respective Affiliates, agents, representatives or counsel may have acquired non-public information with respect to the Company, which Purchaser agrees need not be provided to it and (f) none of the Placement Agents nor any of their respective directors, officers, employees, representatives and controlling persons has made any independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Placement Agent or to the Purchaser by the Company.

4.13    Reliance by the Company. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.

4.14    No General Solicitation. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Shares directly from the Company. Purchaser became aware of this offering of the Shares solely by means of direct contact from the Placement Agents or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agents, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Shares were offered to Purchaser solely by direct contact between Purchaser and the Company, the Placement Agents and/or their respective representatives. Purchaser did not become aware of this offering of the Shares, nor were the Shares offered to Purchaser, by any other means, and none of the Company, the Placement Agents and/or their respective representatives acted as investment advisor, broker or dealer to Purchaser. The Purchaser did not learn of the investment in the Shares as a result of and is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine, website or similar media or broadcast over television, radio or the internet or presented at any seminar or meeting or any other general or public solicitation or general advertisement or publicly disseminated advertisements or sales literature, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.15    No Reliance. The Purchaser further acknowledges that there have not been and Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to the Purchaser by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity (including the Placement Agents), expressly or by implication, other than the 2022 SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement.

4.16    Access to Information. In making its decision to purchase the Shares, Purchaser has relied solely upon independent investigation of the Company and the Shares made by Purchaser and upon the representations, warranties and covenants set forth herein. The Purchaser acknowledges that it has not relied on any statements or other information provided by the Placement Agents concerning the Company or the Shares or the offer and sale of the Shares. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Shares, including, with respect to the Company. Without limiting the generality of the foregoing, each Purchaser acknowledges that such Purchaser has had an opportunity to review the SEC Reports filed prior to the date hereof. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers as the Purchaser deemed necessary in connection with its decision to purchase the Shares, and have had access to, and an adequate opportunity to review, such financial and other information as the Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make their decision to purchase the Shares and that the Purchaser has independently made his, her or its own analysis and decision to invest in the Company.

4.17    Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement and (ii) in the case of a Purchaser that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with such Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Other than to other Persons party to this Agreement or to any Purchaser’s Affiliates, outside attorney, accountant, auditor or investment advisor (only to the extent necessary to permit evaluation of the investment), such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.18    Disqualification Event. To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no Disqualification Event is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

5.    Covenants.

5.1    Further Assurances. At or prior to the Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. Each Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties with respect to such Purchaser set forth in Section 4 of this Agreement are no longer accurate. The Company agrees to promptly notify each Purchaser in writing if any of the acknowledgments, understandings, agreements, representations and warranties with respect to the Company set forth in Section 3 of this Agreement are no longer accurate.

5.2    Listing. The Company shall use commercially reasonable efforts to prepare and file the Notification Form: Listing of Additional Shares covering all of the Shares in the manner required by the Nasdaq Global Select Market. The Company shall use commercially reasonable efforts to maintain the listing of its Class A Common Stock on the Nasdaq Global Select Market and comply with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange.

5.3    Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof, file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements (and including as exhibits to such Current Report on Form 8-K forms of the material Transaction Agreements (including, without limitation, this Agreement and the Registration Rights Agreement)) and the information set forth on Schedule I hereto. Upon the filing of the Disclosure Document, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, or employees or agents, that is not disclosed in the Disclosure Document unless otherwise specifically agreed in writing by such Purchaser. In addition, effective upon the filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Agreements, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates, on the one hand, and any of the Purchasers or any of their respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate unless otherwise specifically agreed in writing by such Purchaser. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Purchaser or any of its affiliates or advisers, or include the name of any Purchaser or any of its affiliates or advisers in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of such Purchaser, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements (including signature pages thereto) with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Global Select Market, in which case the Company will provide the Purchaser with prior written notice (including by e-mail) of and an opportunity to review such disclosure under this clause (ii).

5.4    Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5    Subsequent Equity Sales. From the date hereof until the close of trading on the date 45 days after the date hereof (the “Lock-Up Period”), without the consent of Morgan Stanley & Co. LLC, the Company shall not (a) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any Common Stock Equivalents or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (c) file any registration statement with the SEC relating to the offering of any shares of Common Stock or any Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 5.5 shall not apply to (i) the issuance of the Shares hereunder; (ii) the transactions contemplated by the Registration Rights Agreement; (iii) the issuance of Common Stock upon the exercise of any options or warrants or upon the vesting of any restricted stock units outstanding on the date hereof, provided that each newly appointed director or executive officer that is a recipient of such Common Stock during the Lock-Up Period agrees in writing to be bound by the same or similar terms described in a lock-up agreement in substantially similar form as Exhibit B attached hereto (the “Lock-Up Agreement”); (iv) the issuance of Common Stock or Common Stock Equivalents to employees, directors or consultants pursuant to (A) any stock option or equity incentive or employee stock purchase plan in effect on the date hereof and described in the SEC Reports or (B) any compensation agreements described in the SEC Reports, provided that each newly appointed director or executive officer that is a recipient of such Common Stock or Common Stock Equivalents during the Lock-Up Period agrees in writing to be bound by the same terms described in the Lock-Up Agreement; (v) the issuance of Common Stock in connection with acquisitions or strategic transactions of one or more operating businesses, provided that the aggregate number of shares issued pursuant to this clause (v) shall not exceed 5% of the total number of outstanding shares of the Common Stock immediately following the issuance and sale of the Shares contemplated by this Agreement; and (vi) the filing of a registration statement on Form S-8 with respect to any Common Stock or Common Stock Equivalents issued or issuable pursuant to any stock option, stock bonus, or other stock plan or arrangement described in the 2022 SEC Reports.

5.6    Use of Proceeds. The Company shall use the proceeds from the sale of the Shares together with existing cash and cash equivalents, for general corporate purposes, which may include strategic investments in advancing existing clinical and preclinical programs, including Recursion’s new clinical program in AXIN1/APC mutant cancers with an initial focus in hepatocellular carcinoma and ovarian cancer for which a Phase 2 trial is being planned, digital chemistry technologies, automated chemical microsynthesis technologies, industrialized validation and translation, and scientific and technical personnel as well as runway extension and other purposes.

5.7    Removal of Legends.

(a)    In connection with any sale, assignment, transfer or other disposition of the Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable Shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) business days of any such request therefor from such Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, legal counsel, and all DTC fees associated with such legend removal.

(b)    Subject to receipt from the Purchaser by the Company of a selling stockholder representation letter in the form previously provided to the Purchaser and the Selling Stockholder Questionnaire attached to the Registration Rights Agreement, upon the time that the Shares have been registered under the Securities Act pursuant to an effective registration statement, the Company shall use best efforts to promptly (and in any event no longer than two (2) business days) cause to be delivered to the Purchaser Shares that do not bear restrictive legends. In addition, if earlier, subject to the receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and its counsel and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold pursuant to Rule 144, or (ii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 5.7(b) and within two (2) business days of any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions (including blanket opinions) to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 5.7 may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC Fast Automated Securities Transfer (FAST) Program as directed by such Purchaser. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

5.8    Furnishing of Information. Until the twelve-month anniversary of the First Closing, the Company covenants to use commercially reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

5.9    Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Agreements unless the same consideration is also offered to all of the parties to such Transaction Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

5.10    Blue Sky Laws. The Company, on or before the First Closing, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to each Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date

5.11    Pledge of Shares. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares. The pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Purchaser effecting a pledge of Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by a Purchaser; provided that any and all costs to effect the pledge of the Shares are borne by the pledgor and/or pledgee and not the Company. Notwithstanding the foregoing, any Purchaser that is subject to the Company’s Insider Trading Policy must comply with such policy as it may pertain to any pledges of Shares

6.    Conditions of Closing.

6.1    Conditions to the Obligation of the Purchasers. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date) and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the Closing Date.

(b)    Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Agreements, and no such prohibition shall have been threatened in writing.

(d)    Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares.

(e)    [reserved]

(f)    Adverse Changes. Since the date hereof, no event or series of events shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(g)    Opinion of Company Counsel. The Company shall have delivered to the Purchasers and the Placement Agents the opinion of Wilson Sonsini Goodrich & Rosati, P.C., dated as of the First Closing and the Second Closing, in customary form and substance reasonably satisfactory to the Purchasers and the Placement Agents.

(h)    Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the First Closing and the Second Closing a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(f) (Adverse Changes) and 6.1(k) (Listing Requirements) of this Agreement have been fulfilled.

(i)    Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the First Closing and the Second Closing a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement.

(j)    Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) to the Purchasers.

(k)    Listing Requirements. The listing and trading of the Class A Common Stock on the Nasdaq Global Select Market shall not have been suspended, nor shall any suspension have been threatened either (i) in writing by the SEC or the Nasdaq Global Select Market or (ii) by falling below the minimum listing maintenance requirements of the Nasdaq Global Select Market (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods); and the Company shall have filed with The Nasdaq Stock Market, LLC a Notification Form: Listing of Additional Shares for the listing of the Shares.

(l)    Lock-Up Agreement. The Company shall have delivered Lock-Up Agreements, executed by each director and executive officer (as defined under Rule 3b-7 of the Exchange Act) each stockholder of the Company that is an affiliate (as defined under Rule 405 of the Securities Act) of the Company’s directors and executive officers.

(m)    Good Standing. The Company shall have delivered a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of each of the First Closing and the Second Closing.

6.2    Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Shares to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)    Representations and Warranties. The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that the representations and warranties of a Purchaser contained in Sections 4.1 and 4.2 shall be true and correct in all respects) and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement as of the Closing Date.

(b)    Performance. Each Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(c)    Injunction. The purchase of and payment for the Shares by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d)    Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit C.

(e)    Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by each Purchaser at the Closing as set forth in Exhibit A.

7.    Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of: (a) the mutual written agreement of the Company and each of the Purchasers (solely as to itself), (b) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (c) if the First Closing has not occurred on or before October 31, 2022, other than as a result of a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to seek any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

8.    Miscellaneous Provisions.

8.1    Public Statements or Releases; Use of Name and Logo.

(a)    Except as set forth in Section 5.3, until such time as the Disclosure Document is filed, neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties. Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.

(b)    The Company grants the Purchasers permission to use the Company and each of its subsidiaries’ names and logos in marketing materials, limited to customary tombstone announcements, of the Purchasers and their respective Affiliates.

8.2    Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

8.3    Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail or facsimile with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a)    If to the Company, addressed as follows:

Recursion Pharmaceuticals, Inc.

41 S Rio Grande Street

Salt Lake City, UT 84101

Attention: General Counsel

Email: legal@recursionpharma.com

with a copy (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attention: Patrick Schultheis

Email: pschultheis@wsgr.com

(b)    If to any Purchaser, at its address set forth on Exhibit A or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.3.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4    Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5    Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b)    The Company and each of the Purchasers hereby irrevocably and unconditionally:

(i)    submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of New York in the State of New York;

(ii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)    irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6    Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7    Expenses. Each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby.

8.8    Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of a Purchaser, and (y) the Purchasers, in the case of the Company, provided that a Purchaser may, without the prior consent of the Company, assign some or all of its rights to purchase the Shares hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.9    Confidential Information.

(a)    Each Purchaser covenants that until the earlier of (i) such time as the Disclosure Document is filed and (ii) such time as the transactions contemplated by this Agreement by the Company are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Purchaser’s Affiliates, directors, officers, and employees, outside attorneys, accountants, auditors or investment advisors, in each case only to the extent necessary to permit evaluation of the investment or the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b)    The Company may request from the Purchasers such additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to acquire the Shares, and the Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of The Nasdaq Stock Market, LLC. The Purchaser acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a periodic report or a registration statement of the Company.

8.10    Reliance by and Exculpation of Placement Agents.

(a)    Each party hereto agrees for the express benefit of each Placement Agent, its Affiliates, agents, representatives and counsel that (i) such Placement Agent, its Affiliates, agents, representatives and counsel have not made, and will not make any representations or warranties, whether express or implied, of any kind or character, with respect to the Company or the offer and sale of the Shares, and such Purchaser will not rely on any statements made by such Placement Agent, orally or in writing, to the contrary, (ii) such Purchaser is and will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Shares, (iii) such Purchaser will be purchasing Shares based on the results of its own due diligence investigation of the Company and such Placement Agent and each of its directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Shares, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) such Purchaser has negotiated the offer and sale of the Shares directly with the Company, and such Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to each Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Shares, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.10 shall survive any termination of this Agreement.

(b)    Each party hereto agrees and acknowledges that the Placement Agents may rely on its representations, warranties, agreements and covenants contained in this Agreement, and each Purchaser agrees that the Placement Agents may rely on such Purchaser’s representations and warranties contained in Section 4 of this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agents.

(c)    Neither the Placement Agents nor any of their respective Affiliates, agents, representatives or counsel (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, correctness accuracy, adequacy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein, including any offering or marketing materials; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Agreements or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(d)    The Company agrees that the Placement Agents, their respective Affiliates, agents, representatives and counsel shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as a Placement Agent hereunder pursuant to the indemnification provisions set forth in the Placement Agent Agreement, dated as of October 6, 2022, between the Company and the Placement Agents.

8.11    Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Placement Agents are intended third-party beneficiaries of the representations and warranties of the Company and of each Purchaser set forth in Section 3, Section 4, Section 6.1(g) and Section 8.10 respectively, of this Agreement.

8.12    Independent Nature of Purchasers’ Obligations and Right. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser also acknowledges that Wilson Sonsini Goodrich & Rosati, P.C. has rendered legal advice to the Company and not to such Purchaser. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

8.13    Counterparts. This Agreement may be executed in facsimile or other electronic counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.14    Entire Agreement; Amendments. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, waiver, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and each Purchaser. The Company, on the one hand, and each Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Purchaser or the Company, respectively.

8.15    Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.16    Additional Matters. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.

8.17    Waiver of Conflicts. Each party to this Agreement acknowledges that Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, (a) each party to this Agreement hereby acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) the Company hereby gives its informed consent to Wilson Sonsini Goodrich & Rosati, P.C.’s representation of certain of the Purchasers in such unrelated matters and each of the Purchasers hereby gives its informed consent to Wilson Sonsini Goodrich & Rosati, P.C.’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

8.18    Purchaser Limitation of Liability. To the extent the Purchaser is entering into this Agreement in its capacity as responsible entity of a registered managed investment scheme (“Scheme”) the following shall apply:

(a)    it does so solely in its capacity as responsible entity of the relevant Scheme, and in no other capacity.

(b)    Except to the extent expressly provided by clause 8.18(d):

(i)     a liability or obligation arising under or in connection with this Agreement is limited to and can be enforced against the Purchaser only to the extent to which it can be satisfied out of the assets of the relevant Scheme out of which the Purchaser is actually indemnified for that liability;

(ii)    neither the Purchaser in its corporate capacity nor its directors, officers or employees have any personal liability to the Company or any of the other Purchasers and each party waives its rights and releases the Purchaser, its directors, officers and employees from any personal liability; and

(iii)    this limitation of the Purchaser’s liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of, undertaken or incurred by, or devolving on, the Purchaser arising from, or in any way connected with, any conduct, omission, representation, warranty, agreement, transaction or other matter or thing under or related to this Agreement.

(c)    Subject to clause 8.18(d), no party may sue the Purchaser in any capacity other than as the responsible entity of the relevant Scheme, including seeking the appointment of a receiver, or a liquidator, an administrator or any similar person to the Purchaser or prove in any liquidation, administration or arrangements of or affecting the Purchaser.

(d)    The provisions of this clause 8.18 limiting the Purchaser’s, its directors, officers or employees liability will not apply to any liability or obligation of the Purchaser to the extent that it is not satisfied because under the relevant Scheme’s constitution or by operation of law there is a reduction in the extent of the Purchaser’s indemnification out of the assets of the relevant Scheme, as a result of the Purchaser’s fraud, negligence or breach of trust, wilful or gross misconduct or dishonesty, or the Purchaser’s failure in showing the degree of care and diligence required of it having regard to the powers, authorities and discretions conferred on the Purchaser by the constitution of the relevant Scheme.

(e)    Notwithstanding any other provision of this Agreement, under no circumstances will the Purchaser be liable to the Company or any other Purchaser (whether under indemnity or otherwise) for any incidental, consequential, indirect, special or exemplary damages of any kind or nature whatsoever or for any loss of revenues, loss of profits, loss of business, loss of opportunity, loss of goodwill (“Additional Damages”), arising from any representation, any breach or implied term or any duty at common law or under any statute or express term of this Agreement, regardless of whether such liability is asserted on the basis of contract, tort or otherwise, whether or not foreseeable, even if the Purchaser has been advised of or was aware of the possibility of such Additional Damages.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Christopher Gibson
Name:	Christopher Gibson
Title:	Chief Executive Officer

[INVESTOR SIGNATURE PAGES FOLLOW]

SCHEDULE I

SUPPLEMENTAL INFORMATION

On October 24, 2022, the Company estimated that its cash and cash equivalents balance as of September 30, 2022 was approximately $455 million. The Company does not expect its operating expenses for the fourth quarter of 2022 to differ materially from its operating expenses for each of the first three quarters of 2022.

The Company’s consolidated financial statements for the three months ended September 30, 2022 are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimates subject to the completion of its financial closing procedures and any adjustments that may result from the completion of the quarterly review of its consolidated financial statements. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements for the quarter when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material.

The Company’s expectations with respect to its unaudited results for the period discussed above are based upon management estimates and are the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

EXHIBIT A

PURCHASERS

A-1

EXHIBIT B

FORM OF LOCK UP AGREEMENT

Recursion Pharmaceuticals, Inc.

Lock-Up Agreement

            , 2022

Morgan Stanley & Co. LLC

Berenberg Capital Markets LLC

KeyBanc Capital Markets Inc.

Needham & Company, LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Berenberg Capital Markets LLC

1251 Avenue of the Americas, 53rd Floor

New York, New York 10020

c/o KeyBanc Capital Markets Inc.

127 Public Square, 8th Floor

Cleveland, Ohio 44114

c/o Needham & Company, LLC

250 Park Avenue

New York, New York 100177

Re: Recursion Pharmaceuticals, Inc. - Lock-Up Agreement (this “Lock-Up Agreement”)

Ladies and Gentlemen:

The undersigned understands that you, as placement agents (the “Placement Agents”), propose to enter into a placement agent agreement with Recursion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for a proposed private placement (the “Private Placement”) of shares of the Company’s Class A common stock, par value $0.00001 per share (the “Securities”). As used herein, the term “Common Stock” refers to shares of the Company’s Class A and Class B common stock, par value $0.00001 per share, and any shares into which such shares are converted or exchanged.

In consideration of the agreement by the Placement Agents to use their efforts to solicit and receive offers to purchase the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 45 days after the date of the securities purchase agreements relating to the Private Placement (the “Lock-Up Period”), subject to the exceptions set forth in this Lock-Up Agreement, without the written consent of Morgan Stanley & Co. LLC, the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned (collectively, the “Undersigned’s Securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. LLC, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of the Undersigned’s Securities, including any security convertible into or exercisable or exchangeable for Common Stock, and hereby waive any required notice with respect to any such right.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may, without the consent of Morgan Stanley & Co. LLC:

(a) Transfer the Undersigned’s Securities:

(i)	as a bona fide gift or gifts, including without limitation to a charitable organization or educational institution, or for bona fide estate planning purposes;

(ii)

to any member of the undersigned’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that any such Transfer shall not involve a disposition for value;

(iii)	by will, other testamentary document or the laws of intestate succession;

(iv)	in connection with a sale of the Undersigned’s Securities acquired in the Private Placement or in open market transactions after the Private Placement;

(v)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, member, partner, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition by the undersigned to its or its affiliates’ directors, officers, employees, managers, managing members, members, stockholders, partners, beneficiaries (or the estates thereof) or other equity holders;

(vi)

surrender or forfeiture to the Company of shares of Common Stock in connection with the “net” or “cashless” exercise or settlement of stock options, other rights to purchase shares of Common Stock or other awards expiring during the Lock-Up Period (collectively, the “Expiring Awards”) or for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such Expiring Awards, in all such cases, pursuant to an equity incentive plan, stock purchase plan or other employee benefit plan described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and provided further that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Agreement;

(vii)

to the Company in connection with any contractual arrangement described in the Company’s filings with the SEC and in effect on the date of the securities purchase agreements relating to the Private Placement that provides for the repurchase of the Undersigned’s Securities by the Company in connection with the termination of the undersigned’s service with the Company;

(viii)	to a nominee or custodian of a person or entity to whom a Transfer would be permissible under (i), (ii), (iii) or (iv) above;

(ix)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock on substantially the same terms for holders of a majority of the voting power of the Company’s outstanding shares of capital stock involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Undersigned’s Securities shall remain subject to the provisions of this Lock-Up Agreement;

(x)	by operation of law, including pursuant to orders of a court, a qualified domestic order or in connection with a divorce settlement;

(xi)

(i) any transfer or disposition of the Undersigned’s Securities (including, without limitation, any sale or other exercise of remedies by the pledgee and/or transferee thereto) pursuant to a bona fide loan or pledge that is in effect on the date hereof and has been disclosed in writing to the Placement Agents and (ii) the grant and maintenance of a bona fide lien, security interest, pledge or other similar encumbrance of any of the Undersigned’s Securities owned by the undersigned to a nationally or internationally recognized financial institution with assets of not less than $10 billion in connection with a loan to the undersigned; provided that the undersigned or the Company, as the case may be, shall provide the Placement Agents prior written notice informing them of any public filing, report or announcement made by or on behalf of the undersigned or the Company with respect thereto; provided, further that the aggregate number of shares of Common Stock pledged as collateral pursuant to this clause (xii) during the Lock-Up Period shall not exceed one percent (1%) of the total number of shares of Common Stock issued and outstanding on the closing date of the offering; or

(xii)

in connection with sales of Common Stock made pursuant to a written 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) that has been entered into by the undersigned prior to the date of this agreement, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of the undersigned or the Company regarding any such sales, such announcement or filing shall include a statement to the effect that any sales were effected pursuant to such 10b5-1 Trading Plan and no other public announcement shall be required or shall be made voluntarily in connection with such sales, provided that (A) in the case of (i), (ii), (iii), (v), (viii) and (x) above, it shall be a condition to the Transfer or distribution that the donee, transferee or distributee, as the case may be, agrees in writing to be bound by the restrictions set forth herein, (B) in the case of (i), (ii), (iii), (iv), (v) and (viii) above, no filing under Section 16 of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than a required filing on Form 5), (C) in the case of (v) and (vi) above, no filing under Section 16 of the Exchange Act or other public filing, report or announcement shall be voluntarily made and if the undersigned is required to file a report under Section 16 of the Exchange Act during the Lock-Up Period, the undersigned shall include a statement in any such report to the effect that such report relates to the circumstances described in (v) or (vi) above, as applicable, and (D) in the case of (i), (ii), (iii), (v) and (viii) above, it shall be a condition to the Transfer or distribution that such Transfer or distribution does not involve a disposition for value.

(b) exercise on a cash basis of options or other rights granted under a stock incentive plan or other equity award plan, which plan is described in the Company’s filings with the SEC, provided that no filing under the Exchange Act or other public filing, report or announcement reporting a change in beneficial ownership of shares of Common Stock shall be voluntarily made during the Lock-Up Period and if the undersigned is required to file a report under Section 16 of the Exchange Act reporting a change in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause, and provided further that any such shares of Common Stock received upon such exercise shall be subject to the terms of this Lock-Up Agreement; or

(c) enter into a 10b5-1 Trading Plan after the date of this Lock-Up Agreement relating to the sale of the Undersigned’s Securities, provided that (i) the securities subject to such new 10b5-1 Trading Plan may not be Transferred until after the expiration of the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act shall be required or voluntarily made regarding the establishment of such new 10b5-1 Trading Plan during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin. For purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction) in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer such person or group of affiliated persons would hold a majority of the outstanding voting securities of the Company (or the surviving entity).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities of Common Stock except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement shall automatically terminate and the undersigned shall automatically be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the securities purchase agreements relating to the Private Placement, the Company advising the Placement Agents in writing that it has determined not to proceed with the Private Placement, (ii) the securities purchase agreements relating to the Private Placement are executed but are terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Securities to be sold thereunder, or (iii) October 31, 2022, in the event that the securities purchase agreements relating to the Private Placement have not been executed by such date; provided, however, that the Company may, by written notice to you prior to such date, extend such date for a period of up to seven additional days.

The undersigned acknowledges and agrees that none of the Placement Agents has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Placement Agents may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Private Placement, the Placement Agent is not making a recommendation to you to enter into this Lock-Up Agreement and nothing set forth in such disclosures is intended to suggest that the Placement Agents are making such a recommendation.

The undersigned understands that the Company and the Placement Agents are relying upon this Lock-Up Agreement in proceeding toward consummation of the Private Placement. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that execution and delivery of this Lock-Up Agreement by electronic signature and by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Signature Page Follows]

Very truly yours,

IF A NATURAL PERSON:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:		Address:

E-mail:		E-mail:

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

[FILED SEPARATELY]

C-1